                                                                    EXHIBIT 11.1

                             OLYMPIC FINANCIAL LTD.
                       COMPUTATION OF EARNINGS PER SHARE
                             (DOLLARS IN THOUSANDS)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                               --------------------------
                                                                   1997          1996
                                                               ------------  ------------
PRIMARY:
Income (loss) before extraordinary item and preferred
  dividends. . . . . . . . . . . . . . . . . . . . . . . . .  $   (59,511)   $    11,078
Less preferred dividends . . . . . . . . . . . . . . . . . .         ----           (444)
                                                              -----------    -----------
Net income (loss) before extraordinary item applicable to
  common stock . . . . . . . . . . . . . . . . . . . . . . .      (59,511)        10,634
Less extraordinary item. . . . . . . . . . . . . . . . . . .      (15,828)          ----
                                                              -----------    -----------
  Net income (loss) applicable to common stock . . . . . . .  $   (75,339)   $    10,634
                                                              -----------    -----------
                                                              -----------    -----------

Weighted average number of common shares outstanding . . . .   38,358,743     23,138,424
Net effect of assumed exercise of stock options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . .      669,344      2,603,248
                                                              -----------    -----------
  Weighted average primary shares. . . . . . . . . . . . . .   39,028,087     25,741,672
                                                              -----------    -----------
                                                              -----------    -----------

Net income (loss) per common share before extraordinary
  item . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (1.52)   $      0.41
Extraordinary item per common share. . . . . . . . . . . . .        (0.41)          ----
                                                              -----------    -----------
  Net income (loss) per common share . . . . . . . . . . . .  $     (1.93)   $      0.41
                                                              -----------    -----------
                                                              -----------    -----------

FULLY DILUTED (1):
Income (loss) before extraordinary item and preferred
  dividends. . . . . . . . . . . . . . . . . . . . . . . . .  $   (59,511)   $    11,078
Less extraordinary item. . . . . . . . . . . . . . . . . . .      (15,828)          ----
                                                              -----------    -----------
  Net income (loss), as adjusted . . . . . . . . . . . . . .  $   (75,339)   $    11,078
                                                              -----------    -----------
                                                              -----------    -----------

Weighted average number of common shares outstanding . . . .   38,358,743     23,138,424
Net effect of assumed exercise of stock options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . .      838,796      2,933,625
Net effect of assumed conversion of 8% Cumulative
  Convertible Exchangeable Preferred stock . . . . . . . . .         ----      4,146,280
                                                              -----------    -----------
  Weighted average fully diluted shares. . . . . . . . . . .   39,197,539     30,218,329
                                                              -----------    -----------
                                                              -----------    -----------

Net income (loss) per common share before extraordinary
  item . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (1.52)   $      0.37
Extraordinary item per common share. . . . . . . . . . . . .        (0.41)          ----
                                                              -----------    -----------
  Net income (loss) per common share . . . . . . . . . . . .  $     (1.93)   $      0.37
                                                              -----------    -----------
                                                              -----------    -----------


(1) For the three months ended March 31, 1997, the computation of fully diluted earnings per share results in an anti-dilutive earnings per share amount and is therefore reported equal to primary earnings per share.


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